EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 ( No. 333-176412) of Coffee Holding Co. Inc of our report dated January 28, 2013 relating to the consolidated financial statements which appear in this Form 10-K.

/s/ PARENTEBEARD LLC

Clark, New Jersey

January 28, 2013